Exhibit 24.2

SIGNATURE AND POWER OF ATTORNEY

The undersigned, a director of Demandware, Inc. (the “Company”), hereby severally constitutes and appoints Thomas D. Ebling, Scott J. Dussault and Sheila M. Flaherty, and each of them singly (with full power to each of them to act alone), her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her and in her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Company’s Registration Statement on Form S-1, File No. 333-175595 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Jill Granoff Jill Granoff	Director	August 25, 2011